CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-03787, 333-03789, 333-63558, 333-64961, 333-42494, 333-69720, 333-96161, 333-100702, 333-101160, 333-110140, 333-121720, 333-125714, 333-184885, 333-188744, 333-209752, 333-211546, 333-219081, 333-228629, 333-233049 and 333-248827) and on Form S-3 (No. 333-238633) of Southwestern Energy Company of our report dated March 19, 2021, relating to the financial statements of GEP Haynesville, LLC, appearing in this Current Report on Form 8-K/A dated March 3, 2022.

/s/ Deloitte & Touche LLP

Houston, Texas
March 3, 2022